EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oregon Pacific Bancorp (“Bancorp") on Form 10-K for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Joanne Forsberg, Secretary and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer  of Oregon Pacific Bank (the “Bank”), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2004, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Bancorp and the Bank.

Date: March 30, 2007.

/s/ Joanne Forsberg

Joanne Forsberg
Secretary and Chief Financial Officer